Eversheds Sutherland (US) LLP Exhibit 11

July 12, 2023

Blue Owl Credit Income Corp.

399 Park Avenue

New York, NY 10022

Re:  Blue Owl Credit Income Corp.

Registration Statement on Form N-14

File No. 333-272252

Ladies and Gentlemen:

We have acted as counsel to Blue Owl Credit Income Corp., a Maryland corporation (the “Company”), in connection with the Company’s offer (the “Exchange Offer”) to exchange $600,000,000 aggregate principal amount of its new 7.750% Notes due 2027 (the “Exchange Notes”) for any and all of its outstanding 7.750% Notes due 2027 (the “Existing Notes”) pursuant to a registration statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement provides that the Existing Notes may be exchanged for the Exchange Notes on the terms set forth in the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

The Existing Notes were issued pursuant to a base indenture, dated as of September 23, 2021 (the “Base Indenture”), and the fourth supplemental indenture, dated as of September 16, 2022, to the Base Indenture (the “Fourth Supplemental Indenture,” collectively with the Base Indenture, the “Indenture”) between the Company and Truist Bank, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i) The Registration Statement;

(ii)  The Second Articles of Amendment and Restatement of the Company and the Articles of Amendment thereto (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”);

(iii)  The Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iv) The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Existing Notes, (c) the authorization of the issuance of the Exchange Notes pursuant to the Registration Statement, and (d) the authorization of the execution, delivery, and performance by the Company of the Indenture, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”);

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(v)   A Certificate of Good Standing with respect to the Company issued by the SDAT dated as of July 6, 2023 (the “Certificate of Good Standing”);

(vi) The Indenture; and

(vii) Specimen forms of the Exchange Notes.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification:

(i) the genuineness of all signatures on all documents submitted to us for examination;

(ii)  the legal capacity of all natural persons;

(iii)  the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as conformed or reproduced copies;

(iv) that the Registration Statement will be and will remain effective under the Securities Act at the time of the issuance of the Exchange Notes; and

(v)   that at the time of issuance of the Exchange Notes, after giving effect to such issuance, the Company will be in compliance with Section 18(a)(1) of the Investment Company Act, giving effect to Sections 61(a)(2) and 18(e) of the Investment Company Act.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates of officers of the Company. We have also relied on certificates of public officials (which we have assumed remain accurate as of the date of this opinion letter). We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law and the law of the State of New York, in each case as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of Maryland or the laws of any other jurisdictions.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1. Based solely on the Certificate of Good Standing (which we have assumed remains accurate on the date of this opinion letter), the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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2. The execution and delivery by the Company of the Indenture and the performance by the Company of its obligations thereunder have been duly authorized by all applicable corporate action. The issuance of the Exchange Notes has been duly authorized by all necessary corporate action on the part of the Company.

3. The Indenture has been duly executed and delivered by the Company.

4. The Exchange Notes, when duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered by the Company in exchange for the Existing Notes in accordance with the terms of the Exchange Offer, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement or any registration statement filed by the Company under the Securities Act pursuant to Rule 462(b) thereunder as described in the first paragraph of this opinion letter. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

/s/ EVERSHEDS SUTHERLAND (US) LLP